UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2011
Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
On March 3, 2011, Cogdell Spencer Inc. (the “Company”) issued an earnings release announcing its financial results for the period October 1, 2010 to December 31, 2010. A copy of the earnings release is attached as Exhibit 99.1.
On March 3, 2011, the Company posted certain supplemental financial data on its website, www.cogdell.com. That supplemental operating and financial data is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
ITEM 7.01 Regulation FD Disclosure.
On March 3, 2011, the Company made available via the Internet at www.cogdell.com through the “Fourth Quarter 2010 Earnings Call” link on the Investor Relations page, a slideshow presentation relating to the Company’s financial performance for the period October 1, 2010 to December 31, 2010 and strategic plan, which accompanied the Company’s webcast of the Fourth Quarter 2010 Earnings Call. The slideshow presentation will remain on the Company’s website for a period of one year.
The information in this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filled” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Earnings Release regarding the period October 1, 2010 to December 31, 2010.
Exhibit 99.2	Supplemental Earnings Package posted March 3, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Chief Financial Officer

Date: March 3, 2011

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Earnings Release regarding the period October 1, 2010 to December 31, 2010.
Exhibit 99.2	Supplemental Earnings Package posted March 3, 2011.

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